Exhibit 99.1
Crescent Energy Reports Second Quarter 2025 Results

Houston, August 4, 2025 – Crescent Energy Company (NYSE: CRGY) ("Crescent" or the "Company"), today announced financial and operating results for the second quarter of 2025. A supplemental slide deck can be found at www.crescentenergyco.com. The Company plans to host a conference call and webcast at 10 a.m. CT on Tuesday, August 5, 2025. Details can be found in this release.

Second Quarter 2025 Highlights
–Delivered robust financial performance, including strong free cash flow and record production, with all key metrics exceeding expectations
–Generated $499 million in Operating Cash Flow and $171 million in Levered Free Cash Flow(1)
–Enhanced 2025 guidance, resulting in incremental free cash flow
–Drove continued operating efficiencies, improving drilling, completion and facilities ("DC&F") costs by approximately 15% across South Texas and the Uinta compared to 2024
–Closed approximately $72 million accretive minerals acquisition on July 31, 2025, adding complementary assets to our existing minerals portfolio
–Executed incremental accretive non-core divestitures with a continued focus on portfolio optimization, bringing total YTD to approximately $110 million
–Repaid approximately $200 million of debt using excess free cash flow during the quarter; extended maturities and reduced interest expense through opportunistic refinancing in July
–Simplified corporate structure by eliminating the Company's Up-C structure and transitioning to a single class of common stock (the "Corporate Simplification")
–Repurchased approximately $28 million of shares during the quarter at a weighted average share price of $7.88

“Crescent continues to deliver. This quarter, we once again posted strong free cash flow and overall performance, and we are enhancing our outlook for the full year," said Crescent CEO David Rockecharlie. "Our business model allows us to see opportunity and be proactive in periods of dislocation like we are seeing today, and this quarter’s performance is a perfect example of our strategy in action.”

Second Quarter Financial and Operating Results
Second quarter production averaged a record 263 MBoe/d (approximately 41% oil and 59% liquids), with 108 Mbo/d of oil production. The Company drilled 27 gross operated wells (all in the Eagle Ford), brought online 34 gross operated wells (26 in the Eagle Ford and 8 in the Uinta) and incurred capital expenditures (excluding acquisitions) of $265 million during the quarter.

Crescent reported $162 million of net income and $110 million of Adjusted Net Income(1) in the second quarter. The Company generated $514 million of Adjusted EBITDAX(1), $499 million of Operating Cash Flow and $171 million of Levered Free Cash Flow(1) for the period.

Acquisitions and Divestitures
On July 31, 2025, Crescent closed on an accretive acquisition of complementary minerals assets for approximately $72 million, further scaling Crescent's existing mineral portfolio.

Year-to-date, Crescent has divested approximately $110 million of non-core assets. On April 22, 2025, Crescent announced the closing of the sale of non-operated Permian Basin assets to a private buyer for approximately $83 million in cash, subject to customary post-closing purchase price adjustments. Additionally, on July 30, 2025, Crescent closed on the sale of non-operated Eagle Ford Basin assets to a private buyer for approximately $22 million in cash, subject to customary post-closing purchase price adjustments. These asset sales are part of the Company's $250 million pipeline of non-core asset divestitures announced during its year-end earnings and reflect the Company's commitment to continually evaluate opportunities to enhance the portfolio, simplify the business and deliver value for investors.

Enhanced 2025 Outlook
Relative to its prior 2025 outlook, the Company improved its 2025 capital outlook by approximately 3%, maintaining the same production over the specified period. This improvement reflects ongoing operational efficiencies and modest activity acceleration. Additionally, due to the provisions in the One Big Beautiful Bill Act (the "OBBBA"), signed into law on July 4, 2025, the Company has updated its cash tax guidance to reflect a more favorable outlook. The outlook incorporates an 11-month contribution from the acquisition of Ridgemar (Eagle Ford) LLC (the "Ridgemar Acquisition"), which closed on January 31, 2025, the April 2025 non-operated Permian divestiture and the net impact of the recently announced minerals acquisition and Eagle Ford non-operated divestiture.

	Prior 2025 Outlook	Current 2025 Outlook	2025 Update vs. Midpoint
Total Production (MBoe/d / % Oil)	251 - 261 41% - 40%	251 - 261 41% - 40%	0%
Capital Expenditures (Excl. Acquisitions) ($ MM)	$925 - $1,025	$910 - $990	($25 MM) / (~3%)
Cash Taxes (% of Adj. EBITDAX(1)(2))	2.0% - 5.0%	0%	(100%)

Note: July 2025 A&D activity has an immaterial combined impact to 2025E production and capital. All amounts are approximations based on currently available information and estimates and are subject to change based on events and circumstances after the date hereof. Please see “Cautionary Statement Regarding Forward-Looking Information.”

Shareholder Return
Crescent's long-standing return of capital strategy includes a fixed dividend and a previously authorized share buyback program for the repurchase of up to $150 million of shares (the "Share Repurchase Program"). For the second quarter of 2025, the Company's Board of Directors (the "Board") approved a cash dividend of $0.12 per share. The second quarter dividend is payable on September 2, 2025, to shareholders of record as of the close of business on August 18, 2025. Any payment of future dividends is subject to Board approval and other factors.

During the second quarter, Crescent opportunistically repurchased approximately $28 million of shares of Class A common stock at a weighted average share price of $7.88, with approximately $86 million of availability remaining under the Share Repurchase Program. Repurchases of shares of the Company's Class A common stock under the Share Repurchase Program may be made by the Company from time to time in the open market, in a privately negotiated transaction, through purchases made in accordance with Rule 10b5-1 of the Exchange Act or by such other means as will comply with applicable state and federal securities laws. The timing of any such repurchases will depend on market conditions, contractual limitations and other considerations. The program may be extended, modified, suspended or discontinued at any time, and does not obligate the Company to repurchase any dollar amount or number of shares.

Conference Call Information
Crescent plans to host a conference call to discuss its second quarter of 2025 financial and operating results at 10 a.m. CT on Tuesday, August 5, 2025. Complete details are below. A webcast replay will be available on the website following the call.

Date: Tuesday, August 5, 2025
Time: 10 a.m. CT (11 a.m. ET)
Conference Dial-In: 877-407-0989 / 201-389-0921 (Domestic / International)
Webcast Link: www.crescentenergyco.com

About Crescent Energy Company
Crescent is a differentiated U.S. energy company committed to delivering value for shareholders through a disciplined growth through acquisition strategy and consistent return of capital. Our long-life, balanced portfolio combines stable cash flows from low-decline production with deep, high-quality development inventory. Our activities are focused in Texas and the Rocky Mountain region. For additional information, please visit www.crescentenergyco.com.

Cautionary Statement Regarding Forward-Looking Statements
This communication contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, and Section 21E of the Securities Exchange Act of 1934, as amended. These statements are based on current expectations. The words and phrases “should”, “could”, “may”, “will”, “believe”, “plan”, “intend”, “expect”, “potential”, “possible”, “anticipate”, “estimate”, “forecast”, “view”, “efforts”, “goal” and similar expressions identify forward-looking statements and express the Company’s expectations about future events. All statements, other than statements of historical facts, included in this communication that address activities, events or developments that the Company expects, believes or anticipates will or may occur in the future are forward-looking statements. Such statements are subject to a number of assumptions, risks and uncertainties, many of which are beyond the Company’s control. Such risks and uncertainties include, but are not limited to, weather, political and general economic conditions and events in the U.S. and in foreign oil producing companies, including the impact of inflation, elevated interest rates and associated changes in monetary policy; changes in tariffs, trade barriers, price and exchange controls and other regulatory requirements, including such changes that may be implemented by the Trump Administration; changes to federal and state regulations and laws, including pursuant to the OBBBA and the Inflation Reduction Act of 2022, and any impact thereof on taxes, tariffs and international trade, safety and the protection of the environment; the impact of disruptions in the capital markets; geopolitical events, such as Russia’s invasion of

Ukraine and the related sanctions imposed on Russia, Hamas' attack against Israel and the ensuing conflict and escalation of tensions in the Middle East, including the conflict with Iran; actions by the Organization of the Petroleum Exporting Countries (“OPEC”) and non-OPEC oil-producing countries, including the agreement by OPEC to phase out production cuts; the availability of drilling, completion and operating equipment and services; reliance on the Company's external manager; commodity price volatility, the severity and duration of public health crises; and the risks associated with commodity pricing and the Company's hedging strategy, the timing and success of business development efforts, including acquisition and disposition opportunities, our ability to integrate operations or realize any anticipated operational or corporate synergies and other benefits of our acquisitions, including the Ridgemar Acquisition. Consequently, actual future results could differ materially from expectations. The Company assumes no duty to update or revise its respective forward-looking statements based on new information, future events or otherwise.

Financial Presentation
Prior to the Corporate Simplification, the Manager Compensation was reduced proportionally by the percentage of OpCo Units held as redeemable noncontrolling interests, with such amount distributed concurrently to the holders of such redeemable noncontrolling interests. This cash distribution to the holders of redeemable noncontrolling interests did not represent additional Manager Compensation; rather, it represented an ordinary cash distribution to the holders of redeemable noncontrolling interests. In certain instances in our financial statements and other disclosures, we clarify the underlying event that requires us to make such distributions.

In our calculation of Adjusted EBITDAX and Levered Free Cash Flow for both (i) historical periods and (ii) periods for which we provide guidance, we reflected Manager Compensation as if 100% of OpCo were owned and managed by the Company to reflect consistent earnings and liquidity measures not impacted by the amount of OpCo's ownership under management. After giving effect to the Corporate Simplification, the Company owns 100% of outstanding OpCo Units and no longer makes distributions to the holders of redeemable noncontrolling interests in OpCo.

Crescent Operational Summary

	For the three months ended
	June 30, 2025	June 30, 2024	March 31, 2025
Average daily net sales volumes:
Oil (MBbls/d)	108	73	102
Natural gas (MMcf/d)	644	372	655
NGLs (MBbls/d)	48	30	47
Total (MBoe/d)	263	165	258
Average realized prices, before effects of derivative settlements:
Oil ($/Bbl)	$61.47	$75.68	$67.64
Natural gas ($/Mcf)	2.71	1.51	3.18
NGLs ($/Bbl)	22.59	24.55	25.43
Total ($/Boe)	35.96	41.27	39.40
Average realized prices, after effects of derivative settlements:
Oil ($/Bbl)	$64.27	$67.94	$67.17
Natural gas ($/Mcf)	2.60	2.27	3.09
NGLs ($/Bbl)	22.48	24.55	25.13
Total ($/Boe)(3)	36.79	39.57	38.93
Expense (per Boe)
Operating expense	$16.31	$19.61	$17.38
Depreciation, depletion and amortization	12.42	14.19	12.17
General and administrative expense	5.21	3.15	2.45
Non-GAAP and other expense (per Boe)
Adjusted operating expense, excluding production and other taxes(1)(4)	$12.40	$15.17	$13.25
Production and other taxes	2.30	2.08	2.60
Adjusted Recurring Cash G&A(1)	1.22	1.44	1.38

Crescent Condensed Consolidated Income Statement

(Unaudited)
	Three Months Ended June 30,		Six Months Ended June 30,
(in thousands, except per share data)	2025	2024	2025	2024
Revenues:
Oil	$602,488	$499,622	$1,222,147	$973,516
Natural gas	159,001	51,274	346,441	131,218
Natural gas liquids	98,142	66,903	205,717	133,850
Midstream and other	38,352	35,484	73,851	72,172
Total revenues	897,983	653,283	1,848,156	1,310,756
Expenses:
Lease operating expense	160,150	122,454	321,745	253,142
Workover expense	19,360	17,581	35,381	29,883
Asset operating expense	20,315	26,899	50,724	58,249
Gathering, transportation and marketing	106,074	65,851	211,362	135,420
Production and other taxes	55,105	31,065	115,487	63,588
Depreciation, depletion and amortization	297,056	212,382	579,629	388,946
Impairment of oil and natural gas properties	2,985	—	48,632	—
Exploration expense	5,574	193	5,880	193
Midstream and other operating expense	29,027	29,783	58,843	57,525
General and administrative expense	124,612	47,140	181,382	89,855
(Gain) loss on sale of assets	(1,910)	(19,449)	(12,772)	(19,449)
Total expenses	818,348	533,899	1,596,293	1,057,352
Income (loss) from operations	79,635	119,384	251,863	253,404
Other income (expense):
Gain (loss) on derivatives	198,585	4,132	107,557	(101,470)
Interest expense	(75,219)	(42,359)	(148,400)	(85,045)
Loss from extinguishment of debt	—	—	—	(22,582)
Other income (expense)	115	624	231	774
Income (loss) from equity affiliates	439	(49)	831	78
Total other income (expense)	123,920	(37,652)	(39,781)	(208,245)
Income (loss) before taxes	203,555	81,732	212,082	45,159
Income tax benefit (expense)	(41,057)	(11,527)	(43,670)	(7,318)
Net income (loss)	162,498	70,205	168,412	37,841
Less: net (income) loss attributable to noncontrolling interests	(1,299)	1,818	(3,288)	(1,681)
Less: net (income) loss attributable to redeemable noncontrolling interests	(7,978)	(34,476)	(14,050)	(22,781)
Net income (loss) attributable to Crescent Energy	$153,221	$37,547	$151,074	$13,379
Net income (loss) per share:
Class A common stock – basic	$0.61	$0.34	$0.68	$0.13
Class A common stock – diluted	$0.60	$0.33	$0.67	$0.13
Class B common stock – basic and diluted	$—	$—	$—	$—
Weighted average shares outstanding:
Class A common stock – basic	253,174	111,517	222,405	103,155
Class A common stock - diluted	255,447	113,225	225,285	104,559
Class B common stock – basic and diluted	2,077	65,948	33,494	75,140

Crescent Condensed Consolidated Balance Sheet
(Unaudited)
	June 30, 2025	December 31, 2024
	(in thousands, except share data)
ASSETS
Current assets:
Cash and cash equivalents	$3,054	$132,818
Restricted cash	3,840	5,490
Accounts receivable, net	595,356	535,416
Accounts receivable – affiliates	923	6,856
Derivative assets – current	97,682	53,273
Prepaid expenses	41,668	42,595
Other current assets	10,748	11,640
Total current assets	753,271	788,088
Property, plant and equipment:
Oil and natural gas properties at cost, successful efforts method
Proved	12,767,752	11,471,299
Unproved	381,473	374,306
Oil and natural gas properties at cost, successful efforts method	13,149,225	11,845,605
Field and other property and equipment, at cost	230,951	226,871
Total property, plant and equipment	13,380,176	12,072,476
Less: accumulated depreciation, depletion, amortization and impairment	(4,399,776)	(3,927,422)
Property, plant and equipment, net	8,980,400	8,145,054
Derivative assets – noncurrent	2,362	6,684
Investments in equity affiliates	13,152	13,810
Other assets	107,501	207,013
TOTAL ASSETS	$9,856,686	$9,160,649

Crescent Condensed Consolidated Balance Sheet
(Unaudited)
	June 30, 2025	December 31, 2024
	(in thousands, except share data)
LIABILITIES, REDEEMABLE NONCONTROLLING INTERESTS AND EQUITY
Current liabilities:
Accounts payable and accrued liabilities	$763,620	$740,452
Accounts payable – affiliates	15,354	18,334
Derivative liabilities – current	6,225	2,698
Financing lease obligations – current	3,865	3,625
Other current liabilities	62,531	62,254
Total current liabilities	851,595	827,363
Long-term debt	3,373,595	3,049,255
Derivative liabilities – noncurrent	21,689	37,732
Asset retirement obligations	479,701	448,945
Deferred tax liability	553,784	370,329
Financing lease obligations – noncurrent	2,301	3,526
Other liabilities	75,297	55,539
Total liabilities	5,357,962	4,792,689
Commitments and contingencies (Note 9)
Redeemable noncontrolling interests	—	1,228,329
Equity:
Class A common stock, $0.0001 par value; 1,000,000,000 shares authorized, 261,157,111 and 189,505,209 shares issued, 254,615,178 and 187,070,725 shares outstanding as of June 30, 2025 and December 31, 2024, respectively	26	19
Class B common stock, $0.0001 par value; 500,000,000 shares authorized, 0 and 65,948,124 shares issued and outstanding as of June 30, 2025 and December 31, 2024, respectively	—	7
Preferred stock, $0.0001 par value; 500,000,000 shares authorized and 1,000 Series I preferred shares issued and outstanding as of June 30, 2025 and December 31, 2024	—	—
Treasury stock, at cost; 6,541,933 and 2,434,484 shares of Class A common stock as of June 30, 2025 and December 31, 2024, respectively	(66,258)	(32,430)
Additional paid-in capital	4,498,240	3,227,450
Retained earnings (accumulated deficit)	55,766	(64,751)
Noncontrolling interests	10,950	9,336
Total equity	4,498,724	3,139,631
TOTAL LIABILITIES, REDEEMABLE NONCONTROLLING INTERESTS AND EQUITY	$9,856,686	$9,160,649

Crescent Condensed Consolidated Cash Flow Statement

(Unaudited)
	Six Months Ended June 30,
	2025	2024
Cash flows from operating activities:	(in thousands)
Net income (loss)	$168,412	$37,841
Adjustments to reconcile net income (loss) to net cash provided by operating activities
Depreciation, depletion and amortization	579,629	388,946
Impairment expense	48,632	—
Deferred tax expense (benefit)	26,184	(5,127)
(Gain) loss on derivatives	(107,557)	101,470
Net cash (paid) received on settlement of derivatives	9,195	(48,220)
Non-cash equity-based compensation expense	119,493	50,465
Amortization of debt issuance costs, premium and discount	7,541	5,795
Loss from debt extinguishment	—	22,582
(Gain) loss on sale of oil and natural gas properties	(12,772)	(19,449)
Settlement of acquired derivative contracts	34,895	—
Other	(15,814)	(13,307)
Changes in operating assets and liabilities:
Accounts receivable	(43,288)	36,826
Accounts receivable – affiliates	5,933	(4,224)
Prepaid and other current assets	1,364	(3,611)
Accounts payable and accrued liabilities	15,560	(51,960)
Accounts payable – affiliates	795	(26,504)
Other	(2,122)	(827)
Net cash provided by operating activities	836,080	470,696
Cash flows from investing activities:
Development of oil and natural gas properties	(476,052)	(288,554)
Acquisitions of oil and natural gas properties, net of cash acquired	(884,366)	(19,532)
Proceeds from the sale of oil and natural gas properties	91,372	23,178
Purchases of restricted investment securities – HTM	(8,969)	(3,553)
Maturities of restricted investment securities – HTM	8,904	3,600
Other	—	(1,701)
Net cash used in investing activities	(1,269,111)	(286,562)
Cash flows from financing activities:
Proceeds from the issuance of Senior Notes, after premium, discount and underwriting fees	—	1,430,063
Repurchase of Senior Notes, including extinguishment costs	—	(714,817)
Revolving Credit Facility borrowings	1,783,000	980,600
Revolving Credit Facility repayments	(1,459,500)	(1,004,100)
Payment of debt issuance costs	(1,777)	(12,611)
Dividend to Class A common stock	(54,011)	(26,031)
Cash distributions to redeemable noncontrolling interests initiated by Class A common stock dividend	(7,560)	(16,188)
Cash distributions to redeemable noncontrolling interests initiated by Manager Compensation	(8,767)	(11,952)
Cash distributions to redeemable noncontrolling interests initiated by income taxes	(260)	(129)
Repurchase of redeemable noncontrolling interests related to 2024 Equity Transactions	—	(22,701)
Repurchase of redeemable noncontrolling interests	—	(858)
Noncontrolling interest distributions	(2,062)	(4,370)
Repurchases of Class A common stock	(33,828)	—
Other	(1,855)	(2,445)
Net cash provided by (used in) financing activities	213,380	594,461
Net change in cash, cash equivalents and restricted cash	(219,651)	778,595
Cash, cash equivalents and restricted cash, beginning of period	240,908	8,729
Cash, cash equivalents and restricted cash, end of period	$21,257	$787,324

Reconciliation of Non-GAAP Measures
This release includes financial measures that have not been calculated in accordance with GAAP. These non-GAAP measures include Adjusted EBITDAX, Levered Free Cash Flow, Adjusted Net Income, Adjusted Recurring Cash G&A, Adjusted Current Income Tax, Adjusted Dividends Paid and Net LTM Leverage. These supplemental non-GAAP performance measures are used by Crescent’s management and external users of its financial statements, such as industry analysts, investors, lenders and rating agencies. These non-GAAP measures should be read in conjunction with the information contained in Crescent’s audited combined and consolidated financial statements prepared in accordance with GAAP.

Adjusted EBITDAX and Levered Free Cash Flow
We define Adjusted EBITDAX as net income (loss) before interest expense, loss from extinguishment of debt, income tax expense (benefit), depreciation, depletion and amortization, exploration expense, non-cash gain (loss) on derivatives, impairment expense, equity-based compensation, (gain) loss on sale of assets, other (income) expense and transaction and nonrecurring expenses. Additionally, we further subtract certain redeemable noncontrolling interest distributions made by OpCo and settlement of acquired derivative contracts. We included “Certain-redeemable noncontrolling interest distributions made by OpCo" to reflect Manager Compensation as if 100% of OpCo were owned and managed by the Company, to reflect consistent earnings and liquidity measures not impacted by the amount of OpCo's ownership under management. After giving effect to the Corporate Simplification, the Company owns 100% of outstanding OpCo Units and no longer makes distributions to the holders of redeemable noncontrolling interests in OpCo.

Adjusted EBITDAX is not a measure of performance as determined by GAAP. We believe Adjusted EBITDAX is a useful performance measure because it allows for an effective evaluation of our operating performance when compared against our peers, without regard to our financing methods, corporate form or capital structure. We exclude the items listed above from net income (loss) in arriving at Adjusted EBITDAX because these amounts can vary substantially within our industry depending upon accounting methods and book values of assets, capital structures and the method by which the assets were acquired. Adjusted EBITDAX should not be considered as an alternative to, or more meaningful than, net income (loss) as determined in accordance with GAAP, of which such measure is the most comparable GAAP measure. Certain items excluded from Adjusted EBITDAX are significant components in understanding and assessing a company’s financial performance, such as a company’s cost of capital and tax burden, as well as the historic costs of depreciable assets, none of which are reflected in Adjusted EBITDAX. Our presentation of Adjusted EBITDAX should not be construed as an inference that our results will be unaffected by unusual or nonrecurring items. Our computations of Adjusted EBITDAX may not be identical to other similarly titled measures of other companies. In addition, the Revolving Credit Facility and Senior Notes include a calculation of Adjusted EBITDAX for purposes of covenant compliance.

We define Levered Free Cash Flow as Adjusted EBITDAX less interest expense, excluding non-cash amortization of deferred financing costs, discounts, and premiums, loss from extinguishment of debt, excluding non-cash write-off of deferred financing costs, discounts, and premiums and SilverBow Merger (as defined below) transaction related costs, current income tax benefit (expense), tax-related redeemable noncontrolling interest distributions made by OpCo and development of oil and natural gas properties. Levered Free Cash Flow does not take into account amounts incurred on acquisitions.

Levered Free Cash Flow is not a measure of liquidity as determined by GAAP. Levered Free Cash Flow is a supplemental non-GAAP liquidity measure that is used by our management and external users of our financial statements, such as industry analysts, investors, lenders and rating agencies. We believe Levered Free Cash Flow is a useful liquidity measure because it allows for an effective evaluation of our operating and financial performance and the ability of our operations to generate cash flow that is available to reduce leverage or distribute to our equity holders. Levered Free Cash Flow should not be considered as an alternative to, or more meaningful than, Net cash flow provided by operating activities as determined in accordance with GAAP, of which such measure is the most comparable GAAP measure, or as an indicator of actual liquidity, operating performance or investing activities. Our computations of Levered Free Cash Flow may not be comparable to other similarly titled measures of other companies.

The following table presents a reconciliation of Adjusted EBITDAX (non-GAAP) and Levered Free Cash Flow (non-GAAP) to net income (loss) and Levered Free Cash Flow (non-GAAP) to Net cash provided by operating activities, the most directly comparable financial measure, respectively, calculated in accordance with GAAP:

	Three Months Ended June 30,		Six Months Ended June 30,
	2025	2024	2025	2024
	(in thousands)
Net income (loss)	$162,498	$70,205	$168,412	$37,841
Adjustments to reconcile to Adjusted EBITDAX:
Interest expense	75,219	42,359	148,400	85,045
Loss from extinguishment of debt	—	—	—	22,582
Income tax expense (benefit)	41,057	11,527	43,670	7,318
Depreciation, depletion and amortization	297,056	212,382	579,629	388,946
Exploration expense	5,574	193	5,880	193
Non-cash (gain) loss on derivatives	(178,592)	(29,546)	(98,362)	53,250
Impairment expense	2,985	—	48,632	—
Non-cash equity-based compensation expense	93,268	22,291	119,493	50,465
(Gain) loss on sale of assets	(1,910)	(19,449)	(12,772)	(19,449)
Other (income) expense	(115)	(624)	(231)	(774)
Certain RNCI Distributions made by OpCo	—	(5,155)	(4,242)	(10,782)
Transaction and nonrecurring expenses(5)	(193)	15,591	9,906	18,462
Settlement of acquired derivative contracts(6)	17,007	—	34,895	—
Adjusted EBITDAX (non-GAAP)	$513,854	$319,774	$1,043,310	$633,097
Adjustments to reconcile to Levered Free Cash Flow:
Interest expense, excluding non-cash amortization of deferred financing costs, discounts, and premiums	(71,430)	(40,940)	(140,859)	(79,250)
Loss from extinguishment of debt, excluding non-cash write-off of deferred financing costs, discounts, premiums and SilverBow Merger transaction related costs	—	—	—	(14,817)
Current income tax benefit (expense)	(6,673)	(11,725)	(17,486)	(12,441)
Tax-related RNCI Contributions (Distributions) made by OpCo	(165)	(63)	(260)	(129)
Development of oil and natural gas properties	(264,711)	(120,113)	(472,253)	(313,403)
Levered Free Cash Flow (non-GAAP)	$170,875	$146,933	$412,452	$213,057

	Three Months Ended June 30,		Six Months Ended June 30,
	2025	2024	2025	2024
	(in thousands)
Net cash provided by operating activities	$498,966	$286,926	$836,080	$470,696
Changes in operating assets and liabilities	(73,544)	(37,035)	21,758	50,300
Certain RNCI Distributions made by OpCo	—	(5,155)	(4,242)	(10,782)
Tax-related RNCI Contributions (Distributions) made by OpCo	(165)	(63)	(260)	(129)
Transaction and nonrecurring expenses(5)	(193)	15,591	9,906	18,462
Loss from extinguishment of debt, excluding non-cash write-off of deferred financing costs, discounts, premiums and SilverBow Merger transaction related costs	—	—	—	(14,817)
Other adjustments and operating activities	10,522	6,782	21,463	12,730
Development of oil and natural gas properties	(264,711)	(120,113)	(472,253)	(313,403)
Levered Free Cash Flow (non-GAAP)	$170,875	$146,933	$412,452	$213,057

Adjusted Net Income
Crescent defines Adjusted Net Income as net income (loss), adjusted for certain items. We included "Certain RNCI distributions made by OpCo" to reflect Manager Compensation as if 100% of OpCo were owned and managed by the Company, to reflect consistent earnings and liquidity measures not impacted by the amount of OpCo's ownership under management. After giving effect to the Corporate Simplification, the Company owns 100% of outstanding OpCo Units and no longer makes distributions to the holders of redeemable noncontrolling interests in OpCo. Management believes that Adjusted Net Income is useful to investors in evaluating operational trends of the Company and its performance relative to other oil and gas companies. Adjusted Net Income is not a measure of financial performance under GAAP and should not be considered in isolation or as a substitute for net income as an indicator of financial performance. The GAAP measure most directly comparable to Adjusted Net Income is net income (loss).

The following table presents a reconciliation of Adjusted Net Income (non-GAAP) to net income (loss), the most directly comparable financial measure calculated in accordance with GAAP:

	Three Months Ended June 30,		Six Months Ended June 30,
	2025	2024	2025	2024
	(in thousands)
Net income (loss)	$162,498	$70,205	$168,412	$37,841
Unrealized (gain) loss on derivatives	(178,592)	(29,546)	(98,362)	53,250
Non-cash equity-based compensation expense	93,268	22,291	119,493	50,465
(Gain) loss on sale of assets	(1,910)	(19,449)	(12,772)	(19,449)
Certain RNCI Distributions made by OpCo	—	(5,155)	(4,242)	(10,782)
Tax-related RNCI Contributions (Distributions) made by OpCo	(165)	(63)	(260)	(129)
Transaction and nonrecurring expenses	(193)	15,591	9,906	18,462
Settlement of acquired derivative contracts	17,007	—	34,895	—
Impairment expense	2,985	—	48,632	—
Loss from extinguishment of debt	—	—	—	22,582
Tax effects of adjustments(7)	15,357	2,281	(19,326)	(14,711)
Adjusted Net Income (non-GAAP)	$110,255	$56,155	$246,376	$137,529
Adjusted EPS	$0.43	$0.31	$0.95	$0.77

Net LTM Leverage
Crescent defines Net LTM Leverage as the ratio of consolidated total debt to consolidated Adjusted EBITDAX as calculated under the credit agreement (the "Credit Agreement") governing Crescent’s Revolving Credit Facility. Management believes Net LTM Leverage is a useful measurement because it takes into account the impact of acquisitions. For purposes of the Credit Agreement, (i) consolidated total debt is calculated as total principal amount of Senior Notes, net of unamortized discount, premium and issuance costs, plus borrowings on our Revolving Credit Facility and unreimbursed drawings under letters of credit, less cash and cash equivalents and (ii) consolidated Adjusted EBITDAX includes certain adjustments to account for EBITDAX contributions associated with acquisitions the Company has closed within the last twelve months. Adjusted EBITDAX is a non-GAAP financial measure.

June 30, 2025
(in millions)
Total debt(8)	$3,374
Less: cash and cash equivalents	(3)
Net Debt	$3,371

LTM Adjusted EBITDAX for Leverage Ratio	2,284

Net LTM Leverage	1.5x

Non-GAAP Measures Related to Up-C Structure
Adjusted Recurring Cash G&A
Crescent defines Adjusted Recurring Cash G&A as general and administrative expense, excluding equity-based compensation and transaction and nonrecurring expenses, and including cash distributions initiated by Manager Compensation. We included "Certain RNCI distributions made by OpCo" to reflect Manager Compensation as if 100% of OpCo were owned and managed by the Company, to reflect consistent earnings and liquidity measures not impacted by the amount of OpCo's ownership under management. Management believes Adjusted Recurring Cash G&A is a useful performance measure because it excludes transaction and nonrecurring expenses and equity-based compensation and includes Manager Compensation as if 100% of OpCo were owned and managed by the Company to reflect consistent measures not impacted by the amount of OpCo's ownership under management, facilitating the ability for investors to compare Crescent's cash G&A expense against peer companies. After giving effect to the Corporate Simplification, the Company owns 100% of outstanding OpCo Units and no longer makes distributions to the holders of redeemable noncontrolling interests in OpCo. As discussed elsewhere, these adjustments are made to Adjusted EBITDAX and Levered Free Cash Flow for historical periods and periods for which we present guidance.

	Three Months Ended June 30,		Six Months Ended June 30,
	2025	2024	2025	2024
	(in thousands)
General and administrative expense	$124,312	$47,140	$180,669	$89,855
Less: Non-cash equity-based compensation expense	(93,268)	(22,291)	(119,493)	(50,465)
Less: transaction and nonrecurring expenses (G&A)(9)	(1,769)	(8,508)	(4,089)	(10,132)
Plus: Certain RNCI Distributions made by OpCo	—	5,155	4,242	10,782
Adjusted Recurring Cash G&A	$29,275	$21,496	$61,329	$40,040

Adjusted Current Income Tax
Crescent defines Adjusted Current Income Tax as current income tax provision (benefit) plus Tax RNCI Distributions (Contributions) made by OpCo. Management believes Adjusted Current Income Tax is a useful performance measure because it reflects as tax provision (benefit) the amount of cash distributed initiated by income taxes that is otherwise classified as redeemable noncontrolling interest distributions, facilitating the ability for investors to compare Crescent’s tax provision (benefit) against peer companies, and is included in the Company’s Levered Free Cash Flow calculation for historical periods and for periods for which guidance is provided.

	Three Months Ended June 30,		Six Months Ended June 30,
	2025	2024	2025	2024
	(in thousands)
Current income tax provision (benefit)(10)	$6,673	$11,725	$17,486	$12,441
Plus: Tax RNCI Distributions (Contributions) made by OpCo	165	63	260	129
Adjusted Current Income Tax	$6,838	$11,788	$17,746	$12,570

Adjusted Dividends Paid
Crescent defines Adjusted Dividends Paid as Dividend to Class A Common Stock plus Cash RNCI Distributions initiated by Class A common stock dividend. Management believes Adjusted Dividends Paid is a useful performance measure because it reflects the full amount of cash distributed for dividends that is otherwise classified as distributions to redeemable noncontrolling interests, facilitating the ability for investors to compare Crescent’s dividends paid against peer companies.

	Three Months Ended June 30,		Six Months Ended June 30,
	2025	2024	2025	2024
	(in thousands)
Dividend to Class A common stock	$30,554	$13,382	$54,011	$26,031
Plus: Cash RNCI Distributions initiated by Class A common stock dividend	—	7,914	7,560	16,188
Adjusted Dividends Paid	$30,554	$21,296	$61,571	$42,219

(1)Non-GAAP financial measure. Please see “Reconciliation of Non-GAAP Measures” for discussion and reconciliations of such measures to their most directly comparable financial measures calculated and presented in accordance with U.S. generally accepted accounting principles (“GAAP”).
(2)Crescent does not provide reconciliation of this measure because the Company believes such reconciliation would imply a degree of precision and certainty that could be confusing to investors and is unable to reasonably predict certain items included in or excluded from the GAAP financial measure without reasonable efforts. This is due to the inherent difficulty of forecasting the timing or amount of various items that have not yet occurred and are out of the Company’s control or cannot be reasonably predicted. Non-GAAP forward-looking measures provided without the most directly comparable GAAP financial measures may vary materially from the corresponding GAAP financial measures.
(3)The realized price presented above does not include $17.0 million received from the settlement of acquired oil, gas and NGL derivative contracts for the three months ended June 30, 2025. Total average realized prices, after effects of derivatives settlements, would have been $37.50/Boe for the three months ended June 30, 2025.
(4)Adjusted operating expense excluding production and other taxes includes lease operating expense, workover expense, asset operating expense, gathering, transportation and marketing and midstream and other revenue net of expense.
(5)Transaction and nonrecurring expenses credit of $0.2 million and $9.9 million for the three and six months ended June 30, 2025 were primarily related to uncapitalized transaction costs related to the Ridgemar Acquisition and transaction costs related to our divestitures and the SilverBow Merger, partially offset by proceeds from a legal settlement. Transaction and nonrecurring expenses of $15.6 million and $18.5 million for the three and six months ended June 30, 2024 were primarily related to our merger costs, capital markets transactions and integration expenses.
(6)Represents the settlement of certain oil, gas and NGL commodity derivative contracts acquired in connection with our acquisition of SilverBow Resources, Inc. (the "SilverBow Merger").
(7)Tax effects of adjustments are calculated using our estimated blended statutory rate (after excluding noncontrolling interests) of approximately 23% and 20% for the three and six months ended June 30, 2025 and approximately 14% and 13% for the three and six months ended June 30, 2024, respectively.
(8)Includes $49.9 million of unamortized discount, premium and issuance costs.
(9)Transaction and nonrecurring expenses (G&A) of $1.8 million and $4.1 million for the three and six months ended June 30, 2025, respectively, were primarily related to uncapitalized transaction costs related to the Ridgemar Acquisition and transaction costs related to the SilverBow Merger. Transaction and nonrecurring expenses of $8.5 million and $10.1 million for the three and six months ended June 30, 2024, respectively, were primarily related to merger costs, capital market transactions and integration expenses.
(10)Current income tax provision (benefit) is the amount of income tax (benefit) expense recognized in our statements of operations for the three months ended June 30, 2025. Actual cash paid (refunded) for income taxes for the three months ended June 30, 2025 was a $5.7 million amount paid.

Company Contact
For additional information, please reach out to IR@crescentenergyco.com.